UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 7, 2018

Date of Report (Date of earliest event reported)

ALTRA INDUSTRIAL MOTION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts		02184
(Address of principal executive offices)		(Zip Code)

(781) 917-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2018, Altra Industrial Motion Corp., a Delaware corporation (“Altra”), announced that it and McHale Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Altra (“Merger Sub”) had entered into definitive agreements with Fortive Corporation, a Delaware corporation (“Fortive”), and Stevens Holding Company, Inc., a Delaware corporation and wholly-owned subsidiary of Fortive (“Newco”), for a transaction pursuant to which, subject to the terms and conditions of certain definitive agreements, (1) Fortive will transfer certain assets, liabilities and entities within its Automation & Specialty platform, but excluding its Hengstler and Dynapar businesses (such businesses to be transferred, the “A&S Business”) to Newco, (2) Fortive will distribute to its stockholders all of the issued and outstanding shares of common stock, par value $0.01 per share, of Newco (the “Newco Common Stock”) held by Fortive, at Fortive’s option, by way of an exchange offer or a pro rata dividend, or a combination thereof (the “Distribution”) and (3) immediately after the Distribution, Merger Sub will merge with and into Newco (the “Merger”) and the issued and outstanding shares of Newco Common Stock will be converted into shares of common stock, par value $0.001 per share, of Altra (“Altra Common Stock”) as provided in the Merger Agreement. In addition, pursuant to the Merger Agreement, prior to the effective time of the Merger, Fortive will transfer certain non-U.S. assets, liabilities and entities of the A&S Business to certain subsidiaries of Altra, and the Altra subsidiaries will assume substantially all of the liabilities associated with the transferred assets (the “Direct Sales”). Upon completion of the Merger, Newco (which at that time will hold the A&S Business) will be a wholly-owned subsidiary of Altra and holders of Altra Common Stock immediately prior to the Merger are expected to own in the aggregate approximately 46% of the outstanding shares of Altra Common Stock and holders of Fortive’s common stock participating in the Distribution are expected to own in the aggregate approximately 54% of the outstanding shares of Altra Common Stock, in each case immediately following the Merger, subject to adjustment as provided in the Merger Agreement.

The definitive agreements entered into include (1) an Agreement and Plan of Merger and Reorganization, dated as of March 7, 2018 (the “Merger Agreement”), by and among Altra, Merger Sub, Fortive and Newco, (2) a Separation and Distribution Agreement, dated as of March 7, 2018 (the “Separation Agreement”), by and among Altra, Fortive and Newco and (3) an Employee Matters Agreement, dated March 7, 2018 (the “Employee Matters Agreement”), by and among Altra, Fortive and Newco. In connection with the transactions, Altra, Fortive and Newco will enter into additional agreements, including, among others:

•	Tax Matters Agreement among Altra, Fortive and Newco, which will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters, in each case related to tax matters of Altra and the A&S Business after the transaction, and will restrict the parties from taking certain actions that could cause the transactions to fail to qualify as tax-free transactions;

•	a Transition Services Agreement among Altra, Fortive and Newco, pursuant to which Newco will, on a transitional basis, provide Fortive, and Fortive and its affiliates will, on a transitional basis, provide Newco with certain support services and other assistance after the transaction; and

•	certain intellectual property licenses.

The Separation Agreement

The Separation Agreement sets forth the terms and conditions regarding the separation of the A&S Business from Fortive. The Separation Agreement identifies and provides for the transfer of certain assets and entities by Fortive to Newco and the assumption of certain liabilities by Newco from Fortive.

The Separation Agreement also governs the rights and obligations of Newco and Fortive regarding the distribution of Newco Common Stock to Fortive’s stockholders. At Fortive’s election, the Distribution may be effected by means of a pro-rata distribution of Newco Common Stock to Fortive’s stockholders or through an exchange offer of common stock of Fortive for Newco Common Stock, which may be followed by a pro rata, clean-up distribution of unsubscribed shares, or a combination thereof.

Additionally, immediately prior to the effective time and as a condition to the Distribution, Newco will make distributions to Fortive of cash and debt instruments of Newco with an aggregate value of $400 million. The cash portion of such distribution is expected to be $150 million (the “Cash Dividend”). Fortive expects to exchange the Newco debt instruments (the “Debt Exchange”) for outstanding debt obligations of Fortive.

The Separation Agreement also sets forth other agreements between Newco and Fortive related to the Distribution, including provisions concerning the termination and settlement of intercompany accounts, obtaining the necessary governmental approvals and third-party consents. The Separation Agreement governs certain aspects of the relationship between Newco and Fortive after the Distribution, including provisions with respect to release of claims, indemnification and treatment of outstanding guarantees. The parties have mutual ongoing indemnification obligations following the Distribution with respect to losses related to the A&S Business.

Consummation of the Distribution is subject to various conditions, including the satisfaction or waiver of all conditions under the Merger Agreement.

The Merger Agreement

As described above, the Merger Agreement provides that, immediately following the consummation of the Distribution, Merger Sub will merge with and into Newco and each share of Newco Common Stock will be converted into the right to receive 35 million shares of Altra Common Stock (the “Altra Share Amount”). The Merger Agreement provides that Fortive may elect to reduce the Altra Share Amount in the event that there is a shortfall in the A&S Business 2017 Adjusted EBITDA (as defined in the Merger Agreement) derived from audited financial statements of the A&S Business, but in no event may Fortive elect to reduce the Altra Share Amount such that it represents less than 50.1% of the outstanding shares of Altra Common Stock after giving effect to the Merger. After the Merger is completed, Newco will be a wholly-owned subsidiary of Altra.

Additionally, the Merger Agreement provides that the Direct Sales will be completed for a purchase price of $1.0 billion. The Merger Agreement also provides that in connection with the Merger, one individual selected by Fortive will be appointed to Altra’s Board of Directors.

Altra, Merger Sub, Fortive and Newco each make certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Altra to carry on its operations in the ordinary course of business consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger and not to take certain actions prior to the closing of the Merger without the prior approval of Fortive. In addition, Fortive also agreed to cause the A&S Business to be conducted in the ordinary course of business consistent with past practice during the interim period and not to take certain actions prior to the closing of the Merger without the approval of Altra. Altra and Fortive have also agreed to certain non-solicitation covenants in the Merger Agreement.

Consummation of the Merger is subject to various conditions, including, among others, approval of the issuance of the Altra Common Stock by the requisite vote of Altra’s stockholders; the effectiveness of Altra’s registration statement registering the Altra Common Stock to be issued pursuant to the Merger Agreement; the Distribution having taken place in accordance with the Separation Agreement; the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain required foreign antitrust approvals; receipt of certain tax rulings from the Internal Revenue Service; and consummation of the Debt Exchange in an amount equal to the Above-Basis Amount (as defined in the Merger Agreement) and receipt by Fortive of the Cash Dividend immediately before the Distribution.

The Merger Agreement contains specified termination rights for Altra and Fortive, including that either party may terminate in the event that the Merger is not consummated by December 7, 2018, which date may be extended by either Altra or Fortive to February 12, 2019 (the “End Date”) if either the Debt Exchange has not been consummated or regulatory approvals have not been received but all other closing conditions have been satisfied. Either party may also terminate the Merger Agreement if the approval of the issuance of the Altra Common Stock has not been obtained at a duly convened meeting of Altra’s stockholders.

Altra will owe Fortive a termination fee equal to $40 million if (i) an Ainge Triggering Event (as defined in the Merger Agreement) (other than due to Altra breaching its non-solicitation covenant) occurs and Fortive terminates the Merger Agreement, (ii) the Merger shall not have been consummated by the End Date or Altra shall have breached either its non-solicitation or stockholders meeting covenants, a publicly known Acquisition Proposal (as defined in the Merger Agreement) was made prior to termination, either Altra or Fortive terminates the Merger Agreement and Altra enters into a definitive agreement or consummates the Acquisition Proposal within 12 months of termination of the Merger Agreement, (iii) Altra’s stockholders do not approve the issuance of Altra Common Stock, a publicly known Acquisition Proposal was made prior to termination, either Altra or Fortive terminates the Merger Agreement and Altra enters into a definitive agreement or consummates the Acquisition Proposal within 12 months of termination of the Merger Agreement, (iv) Altra terminates the Merger Agreement in order to enter into a definitive agreement to consummate an Ainge Superior Offer (as defined in the Merger Agreement), (v) either Altra or Fortive terminates the Merger Agreement following the End Date and at the time of termination all conditions to closing other than the Distribution (as defined in the Merger Agreement), Debt Exchange (as defined in the Merger Agreement), Fortive’s receipt of the Cash Dividend (as defined in the Merger Agreement) and conditions which by their nature are to be satisfied only at closing are satisfied and the Marketing Period (as defined in the Merger Agreement) has not ended because Altra has not provided to the Financing Sources (as defined in the Merger Agreement) the Required Ainge Financial Information that is Compliant (as defined in the Merger Agreement) or otherwise in satisfaction of the requirements of the Marketing Period or (vi) Fortive terminates the Merger Agreement because the Marketing Period shall have ended, all of Altra’s closing conditions have been satisfied, the closing has not occurred by the End Date, Fortive has provided written notice to Altra of the satisfaction of Altra’s closing conditions and Fortive’s willingness to close and Altra fails to consummate the closing within the earlier of the End Date and three business days following receipt of Fortive’s notice.

Fortive will owe Altra a termination fee equal to $40 million if Fortive determines that the Debt Exchange is not reasonably likely to be consummated at or prior to the End Date in an amount equal to the Above-Basis Amount and Fortive terminates the Merger Agreement.

In addition, the Merger Agreement provides that Altra will reimburse Fortive’s expenses in an amount up to $5.0 million if the Merger Agreement is terminated because Altra’s stockholders do not approve the issuance of Altra Common Stock.

The Separation Agreement and the Merger Agreement have been filed, and the above descriptions of the Separation Agreement and the Merger Agreement have been included, to provide investors and security holders with information regarding the terms of the Separation Agreement and the Merger Agreement. They are not intended to provide any other factual information about Altra, Merger Sub, Fortive, Newco, their respective subsidiaries and affiliates, or any of their respective businesses. The Merger Agreement contains representations and warranties of Fortive and Newco solely for the benefit of Altra and Merger Sub and representations and warranties of Altra and Merger Sub solely for the benefit of Fortive and Newco. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement as of a specific date. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Therefore, investors and security holders should not treat the representations and warranties as categorical statements of fact. Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors. They were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and they are subject to more recent developments. Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Altra and Fortive and their subsidiaries that the respective companies include in reports and statements they file with the SEC.

Employee Matters Agreement

The Employee Matters Agreement, among other things, allocates between the parties the pre-and post-closing liabilities in respect of the employees (“Newco Employees”) of the A&S Business transferred to Newco (including liabilities in respect of Fortive’s employee benefit plans) and establishes certain required treatment of the Newco Employees by Altra.

The Employee Matters Agreement provides that, beginning on the closing and ending on December 31, 2019, Altra will generally provide each Newco Employee who is not covered by a collective bargaining agreement or similar arrangement with (i) base compensation at least equal to that provided to the Newco Employee immediately prior to the closing, (ii) short-term and long-term incentive compensation opportunities that are no less favorable in the aggregate than those in effect for the Newco Employee immediately prior to the closing and (iii) health, welfare, retirement and automobile allowance benefits with a value that is substantially similar in the aggregate to that provided to the Newco Employee immediately prior to the closing (or cash in lieu thereof), to the extent communicated to Altra, required by law or customary in the applicable jurisdiction. Each Newco Employee who is located in the United States and incurs a qualifying termination on or before December 31, 2019 will generally be entitled to receive the severance benefits that are substantially similar to those that would have been provided by Fortive upon a qualifying termination of employment immediately prior to the closing.

In addition, the Employee Matters Agreement provides that each stock option relating to shares of Fortive common stock that is held by a Newco Employee and is vested and exercisable as of immediately prior to the closing will generally remain outstanding for 90 days following the closing. Each restricted stock unit relating to shares of Fortive common stock that is held by a Newco Employee and is vested as of immediately prior to the closing will be settled in shares of Fortive common stock as soon as practicable after the closing.

All stock options and restricted stock units relating to shares of Fortive common stock that are held by a Newco Employee and that are not vested immediately before the closing will be cancelled by Fortive immediately before the closing and replaced by Altra with equity awards relating to shares of Altra Common Stock (or cash settled awards) in respect of the value of the cancelled Fortive stock options and restricted stock units held by the Newco Employee immediately before the closing, subject to certain offsets by Fortive as provided in the Employee Matters Agreement.

Altra Commitment Letter

On March 7, 2018, Altra entered into a commitment letter (the “Altra Commitment Letter”) with Goldman Sachs Bank USA (“GS”) pursuant to which GS commits to provide $1,340 million in aggregate principal amount of senior secured term loans (the “Term Loans”) and $300 million in aggregate principal amount of senior secured revolving loans (the “Revolving Loans” and, together with the Term Loans, the “Loans”). The proceeds of the Term Loans will be used by Altra on the closing date to consummate the Direct Sales, to repay in full all outstanding indebtedness for borrowed money under Altra’s existing credit agreement and to pay fees, costs and expenses in connection with the transactions. The commitments under the Altra Commitment Letter are subject to customary closing conditions. All obligations of Altra with respect to the Loans will be guaranteed by each direct or indirect wholly-owned domestic subsidiary of Altra, and following the effective time of the Merger, by Newco and its direct or indirect wholly-owned domestic subsidiaries, subject to customary exceptions.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy, or a solicitation of an offer to sell, any securities of Fortive, Newco or Altra. In connection with the proposed transaction, Altra and Newco will file registration statements with the SEC registering shares of Altra Common Stock and Newco common stock in connection with the proposed transaction. Altra’s registration statement will also include a proxy statement and prospectus relating to the proposed transaction. Fortive shareholders are urged to read the prospectus that will be included in the registration statements and any other relevant documents when they become available, and Altra shareholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about Altra, Newco and the proposed transaction. The proxy statement, prospectus and other documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectus and other documents (when they are available) can also be obtained free of charge from Fortive upon written request to Fortive Corporation, Investor Relations, 6920 Seaway Blvd., Everett, WA 98203, or by calling (425) 446-5000 or upon written request to Altra Industrial Motion Corp., Investor Relations, 300 Granite St., Suite 201, Braintree, MA 02184 or by calling (781) 917 0527.

FORWARD LOOKING STATEMENTS

This communication contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Altra’s current estimates, expectations and projections about Altra’s and the A&S Business’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the proposed acquisition of the A&S Business, the benefits and synergies of the proposed transaction, future opportunities for Altra, the A&S Business and the combined company, and any other statements regarding Altra’s, the A&S Business’s or the combined company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project,” “forecast,” and similar expressions. These forward-looking statements are based upon information currently available to Altra and are subject to a number of risks, uncertainties, and other factors that could cause Altra’s, the A&S Business’s or the combined company’s actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause Altra’s, the A&S Business’s or the combined company’s actual results to differ materially from the results referred to in the forward-looking statements Altra makes in this communication include: the possibility that the conditions to the consummation of the transaction will not be satisfied; failure to obtain, delays in obtaining or adverse conditions related to obtaining shareholder or regulatory approvals; the ability to obtain the anticipated tax treatment of the transaction and related transactions; risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that Altra may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate the A&S Business; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; failure to consummate or delay in consummating the transaction for other reasons; Altra’s ability to retain key executives and employees; slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, Altra’s relationships with strategic partners, dependence upon broad-based acceptance of Altra’s network performance management solutions, the presence of competitors with greater financial resources than Altra and their strategic response to our products; the ability of Altra to successfully integrate the merged assets and the associated technology and achieve operational efficiencies; and the integration of the A&S Business being more difficult, time-consuming or costly than expected. For a more detailed description of the risk factors associated with Altra, please refer to Altra’s Annual Report on Form 10-K for the fiscal year ended December, 31 2017 on file with the Securities and Exchange Commission. Altra assumes no obligation to update any forward-looking information contained in this communication or with respect to the announcements described herein.

PARTICIPANTS IN THE SOLICITATION

This communication is not a solicitation of a proxy from any security holder of Altra. However, Fortive, Altra and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Altra in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Fortive may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2018 and its definitive proxy statement relating to its 2017 Annual Meeting filed with the SEC on April 17, 2017. Information about the directors and executive officers of Altra may be found in its Annual Report on Form 10-K filed with the SEC on February 23, 2018, and its definitive proxy statement relating to its 2017 Annual Meeting filed with the SEC on March 24, 2017.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger and Reorganization, dated as of March 7, 2018, among Fortive Corporation, Stevens Holding Company, Inc., Altra Industrial Motion Corp. and McHale Acquisition Corp.

10.1	Separation and Distribution Agreement, dated as of March 7, 2018, among Fortive Corporation, Stevens Holding Company, Inc. and Altra Industrial Motion Corp.

EXHIBIT INDEX

2.1	Agreement and Plan of Merger and Reorganization, dated as of March 7, 2018, among Fortive Corporation, Stevens Holding Company, Inc., Altra Industrial Motion Corp. and McHale Acquisition Corp.

10.1	Separation and Distribution Agreement, dated as of March 7, 2018, among Fortive Corporation, Stevens Holding Company, Inc. and Altra Industrial Motion Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

/s/ Carl R. Christenson
Name:	Carl R. Christenson
Title: Chairman and Chief Executive Officer

Date: March 7, 2018